Exhibit 10.11

Hudson Asset Partners, LLC
c/o Murray M. Rubin, Secretary
14151 Magnolia Cove Road
Jacksonville, FL 32224
Tel: (410) 744 7297
Cell: (646) 429-0950
Fax: 904 273 5233
Email: murraykhc@aol.com

March 13, 2009

Amber Ready, Inc.
101 Roundhill Drive 2nd Floor
Rockaway, NJ 07866
Attention: Kai Patterson

John Thomas Financial, Inc.
14 Wall Street
5th Floor
New York, New York 10005
Attention: Michael Molinaro

Gentlemen:

This Agreement, dated the above date, is between Amber Ready, Inc. (Amber), a Nevada corporation, with an office listed above, John Thomas Financial, Inc. (JTF), a New York corporation, with an office listed above, and Hudson Asset Partners, LLC (HAP), a Delaware limited liability company, with an office listed above.

1.  Amber and JTF have asked HAP to act as a Collateral Agent under a Security Agreement between HAP and Amber, to be dated on or about March 31, 2009, the anticipated initial closing date of the Transaction, as defined below.

2.  This Agreement is for the benefit of certain persons (the Convertible Note Holders) who upon the execution of certain transaction documents will own Amber Convertible Notes in the aggregate principal amount of up to $9,000,000 (or $10,000,000, if the over-allotment option is exercised) to be issued under the terms and provisions of Amber’s Confidential Private Placement Memorandum (herein the Transaction), a draft of which Memorandum has been delivered to HAP.

3.  HAP is 99% owned by Justine Klineman and Jordan Klineman, Kent M. Klineman’s (Klineman), HAP’s CEO adult children, and its net assets exceed $1,000,000. Neither HAP, nor any affiliates have participated in JTF’s offering of Amber Convertible Notes, or the preparation of documents relating to the Transaction, except provisions hereof relating to HAP’s compensation and documented expenses, if any, under Paragraph 4. below, its duties as a Collateral Agent under (i) a Security Agreement between Amber and the Convertible Note Holders (the Security Agreement); (ii) Cohen Tauber Spievack & Wagner PC’s fee and documented expenses, if any, under Paragraph 4 below; and (iii) a certain Control Account Agreement, to be dated on or about March 31, 2009 (the anticipated initial closing date of the Transaction), between HAP and Amber.

4.  HAP is prepared to act as a Collateral Agent under the Security Agreement, subject to the following terms and conditions:

(i)  Amber’s $7500.00 fee to HAP and documented expenses, if any, shall be payable to HAP, at the initial closing of the Transaction.  Upon abandonment of the Transaction by Amber, or any, or all of the undersigned, other than HAP, Amber shall pay HAP a reduced fee of $3750.00 and documented expenses, if any.  No fee or expenses shall be payable to HAP in the event it abandons the Transaction;

(ii)  Amber’s, or any, or all of the undersigned’s, other than HAP, payment of a fee to the law firm of Cohen Tauber Spievack & Wagner PC, HAP’s counsel in the Transaction. That fee shall be based upon that firm's normal hourly rates, but, capped at $6,000.00, plus its documented out of pocket expenses, payable at the initial closing of the Transaction, or upon its abandonment by Amber, or any, or all of the undersigned, other than HAP.  However, HAP shall be responsible for such fee and expenses in the event HAP abandons the Transaction; and

(iii)  an agreement documented in the Transaction that provides if Klineman, on HAP’s behalf, is called upon to spend time, or incur any documented out of pocket and/or legal expenses in acting in any way in connection with an amendment of the Transaction documents, or the enforcement or protection of the rights of the Amber Convertible Note Holders in accordance with the Transaction documents, HAP shall not be obligated to do so, unless it is satisfied that any or all of the undersigned, or the Convertible Note Holders, as the case may be, other than HAP, are obligated and in a financial position to pay HAP a reasonable fee for such time, documented expenses plus its legal fees and related expenses.

5.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.

6.  Amber and JTF hereby acknowledge and understand their above described obligations and have executed this Agreement in the spaces provided below, and confirm such execution to HAP.

Very truly yours, Hudson Asset Partners, LLC.

By:	/s/ Murray Rubin
Murray Rubin, Secretary

Amber Ready, Inc.	John Thomas Financial, Inc.
/s/ Kai Patterson	/s/ Thomas Belesis
Kai Patterson President and CEO	Thomas Belesis, CEO